Exhibit 99.1

pdvWireless Reports Third Quarter Results

WOODLAND PARK, NJ  – February 16, 2016 – pdvWireless, Inc. (NASDAQ: PDVW) (the “Company”), a private wireless communications carrier and provider of mobile workforce management solutions, reported today its third fiscal quarter results for the period ended December 31, 2015.

Revenue for the quarter ended December 31, 2015 was $940,000 compared with $836,000 for the quarter ended December 31, 2014. For the third quarter, the Company reported a net loss of ($5.24 million), or ($0.36) per share, compared with a net loss of ($3.53 million), or ($0.28) per share, the previous year.

Revenue for the nine months ended December 31, 2015 was $2.59 million compared with $2.36 million for the nine months ended December 31, 2014.  For the nine month period, the Company reported a net loss of ($15.05 million), or ($1.07) per share, compared with a net loss of ($9.13 million), or ($1.00) per share, the previous year.

Because the Company recently has begun the process of deploying its advanced digital dispatch networks, the Company’s revenues for the nine months of FY 2016 principally represent its historical software as-a-service (“SaaS”) business.  The operating results, however, also include:  costs and expenses related to developing its broadband spectrum strategies, implementing the Company’s digital dispatch networks, and the costs of raising funds.

The increase in revenues for the quarter was driven by our recently started dispatch business.  The increase in revenues for the nine months is principally a result of spectrum leasing revenue, which began in September 2014, and revenues from our dispatch business.

General and administrative expenses for the three months ended December 31, 2015 increased by 14.3% to $3.84 million from $3.36 million for three months ended December 31, 2014.  For the nine month period ended December 31, 2015, general and administrative expenses increased by 46.7% to $12.15 million from $8.28 million for the nine month period ended December 31, 2014.  The general and administrative expenses include stock compensation costs in the fiscal quarter ended December 31, 2015 and 2014 in the amount of $1.13 million and $1.40 million, respectively.  For the nine month period ended December 31, 2015 and 2014, stock compensation costs were $3.59 million and $4.68 million, respectively.  The increases in general and administrative expenses for the three and nine month periods are primarily due to the increase in headcount and related costs in order to support the Company’s business initiatives.

Adjusted EBITDA for the quarter was a negative ($3.95 million) as compared with a negative ($2.10 million) the prior year. For the nine month period ended December 31, 2015, Adjusted EBITDA was a negative ($11.18 million) as compared with a negative ($3.83 million) for the prior year.  The increase in Adjusted EBITDA losses in the current third quarter and nine month period was caused by higher selling, general and administrative costs as the Company increased both its spending and headcount to support and implement its business initiatives.

“We continue to make progress on both our near-term and long-term objectives” said John C. Pescatore, President and CEO of pdvWireless.  “In the seven markets where we have sites in service, we are receiving positive feedback from our early customers regarding our DispatchPlus service offering.  On the regulatory front,” he added, “we continue to make progress on our proposal to convert our narrowband 900 MHz spectrum licenses into more spectrally efficient broadband licenses, thereby increasing the capacity of finite spectrum resources.”

The Company also announced that it began actively preparing for the use of broadband spectrum in the event that its regulatory initiative is successful. These activities include: negotiations with 900 MHz incumbents regarding the realignment of the spectrum, discussions with several manufacturers of LTE infrastructure and subscriber units, identifying and investigating the potential market segments it may pursue, and engaging industry consultants to assist in the development of its strategic plan.

Strong Cash Position

The Company has a strong cash position, with $160.7 million in available cash as of December 31, 2015. In the nine months ended December 31, 2015, the Company spent approximately $7.9 million for the acquisition of equipment, design, and buildout of its digital dispatch networks.

The Company's cash position was enhanced during the first nine months of fiscal 2016 by the $64.8 million in net proceeds it received from the follow-on public offering of its common stock in May 2015. The Company plans to use a major portion of the net proceeds from this offering to pursue its regulatory initiatives and broadband strategy, including purchasing additional spectrum.  The remainder of the net proceeds from this offering will be used for general corporate purposes, which may include the acquisition of complementary products, technologies, businesses or assets.

Conference Call

pdvWireless will host a conference call to discuss its third quarter 2016 financial results on February 16, 2016 at 4:45 p.m. EST. Investors in the United States can participate in the earnings call by dialing into the conference line at 888-267-2860 or 973-413-6102 and using the conference code 856424. The earnings call will also be available for replay until March 1, 2016 and can be accessed by dialing into the conference lines at 800-332-6854 or 973-528-0005 and using the conference code 856424.   The replay will also be posted on the Company’s website under Investors at www.pdvwireless.com/investors.

About pdvWireless

pdvWireless, Inc. is a private wireless communications carrier and provider of mobile workforce communications and location based solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations.  pdvWireless has commenced launching the nation’s largest private push-to-talk network in major markets throughout the United States. Its patented and industry-validated SaaS technology improves team communication and field documentation across a wide array of industries, including transportation, distribution, construction, hospitality, waste management and field service.

In May 2015, the Company and the Enterprise Wireless Alliance (EWA) filed proposed rules with the Federal Communications Commission (the “FCC”) related to their Joint Petition for Rulemaking, which outline recommended procedural and technical operating parameters and processes related to the administration and sequence of the proposed realignment of the 900 MHz band. The proposed rules were placed on Public Notice by the FCC and the comment and reply comment cycle each have been completed. The petition for realignment of the band is aimed at making more efficient use of the Company’s spectrum, and providing customers with more choices by giving the Company the flexibility to deploy more robust, broadband technologies in the future.

pdvWireless's Chairman, Brian McAuley and Vice Chairman, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in two-way radio operations and FCC regulatory matters. pdvWireless, Inc. is headquartered in Woodland Park, New Jersey.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest income (expense)-net, income taxes and stock-based compensation. The Company has included below unaudited adjusted financial information for the three and nine months ended December 31, 2015 and 2014, which includes a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company's management uses Adjusted EBITDA to evaluate the Company's performance and provides this financial measure to investors as a supplement to the Company's reported results because management believes this information provides additional insight into the Company's operating performance by disregarding certain nonrecurring items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company's financial results calculated in accordance with GAAP and any reconciliation to those financial statements should be carefully evaluated. The non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements (as defined under Federal securities laws). Forward-looking statements generally are accompanied by words such as "will", "expect", "intend", "plan", "outlook" or other similar words, phrases or expressions. These forward-looking statements include statements regarding the planned timing and scope of the Company's deployment of its dispatch network, the estimated costs of deploying its dispatch network, its regulatory broadband spectrum initiatives and plans and the use of proceeds from its recent public offering. Any forward-looking statements contained herein are based on our current expectations, but are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our current expectations or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to: we have no meaningful operating history with respect to our recently launched DispatchPlus push-to-talk business; we have had net losses each year since our inception and may not achieve or maintain profitability in the future; we may experience delays in launching our nationwide network or in securing the necessary wireless sites to provide full coverage in our markets; customers may not adopt our technology as quickly as anticipated or in sufficient numbers; any efforts we pursue to increase the value of our spectrum may not be successful and may take longer or cost more than anticipated; we will rely on the equipment and selling efforts of other parties, such as indirect dealers; the wireless communication industry is highly competitive and we may not compete successfully; and government regulation could adversely affect our business and prospects. These and other factors that may affect our future results or operations are identified and described in more detail in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 filed with the SEC on June 10, 2015 and our quarterly report on Form 10-Q for the quarter ended December 31, 2015, filed with the SEC on February 16, 2016. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor relations contacts:

Timothy Gray	Adam Friedman
CFO	Principal
pdvWireless, Inc.	Adam Friedman Associates
973-771-0981	917-675-6250
ir@pdvwireless.com	adam@adam-friedman.com

pdvWireless, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three months ended		Nine months ended
	December 31,		December 31,
	2015	2014	2015	2014
Operating revenues
Service revenue	$652,918	$653,437	$1,923,599	$2,143,707
Spectrum lease revenue	182,186	182,186	546,559	212,551
Other revenue	105,288	—	122,552	—
Total operating revenues	940,392	835,623	2,592,710	2,356,258
Cost of revenue
Sales and service	906,291	283,043	1,772,050	790,687
Gross profit	34,101	552,580	820,660	1,565,571
Operating expenses
General and administrative	3,843,378	3,362,302	12,154,625	8,285,190
Sales and support	1,118,630	478,246	2,815,312	1,167,609
Product development	341,129	242,823	982,226	679,577
Total operating expenses	5,303,137	4,083,371	15,952,163	10,132,376
Loss from operations	(5,269,036)	(3,530,791)	(15,131,503)	(8,566,805)
Interest expense	(932)	—	(932)	(570,737)
Interest income	26,151	4,927	77,664	4,927
Other income	—	—	1,250	—
Net loss	$(5,243,817)	$(3,525,864)	$(15,053,521)	$(9,132,615)
Net loss per common share basic and diluted	$(0.36)	$(0.28)	$(1.07)	$(1.00)
Weighted-average common shares used to compute basic and diluted net loss per share	14,375,441	12,473,024	14,084,506	9,103,629

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss.

	Three months ended		Nine months ended
	December 31,		December 31,
	2015	2014	2015	2014
Adjusted EBITDA:
Net loss	$(5,243,817)	$(3,525,864)	$(15,053,521)	$(9,132,615)
Interest expense	932	—	932	570,737
Depreciation - Cost of revenue	121,969	—	205,155	—
Depreciation and amortization - Operating expenses	36,481	25,306	81,743	54,526
Stock compensation expense	1,132,119	1,404,202	3,587,730	4,680,802
Adjusted EBITDA	$(3,952,316)	$(2,096,356)	$(11,177,961)	$(3,826,550)

pdvWireless, Inc.

Consolidated Balance Sheets

	December 31,	March 31,
	2015	2015
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$160,676,036	$119,873,668
Accounts receivable, net	499,002	395,172
Prepaid expenses and other current assets	271,052	629,790
Total current assets	161,446,090	120,898,630
Property and equipment	14,045,721	6,384,602
Intangible assets	101,577,167	100,298,444
Capitalized patent costs, net	224,725	220,783
Other assets	1,603,698	25,630
Total assets	$278,897,401	$227,828,089
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$3,434,999	$6,467,285
Accounts payable - officers	19,463	40,668
Current portion of note payable	297,203	—
Deferred revenue	746,517	737,664
Total current liabilities	4,498,182	7,245,617
Deferred revenue	5,829,960	6,376,518
Long term portion of note payable	991,810	—
Total liabilities	11,319,952	13,622,135
Commitments and Contingencies
Stockholders' equity
Preferred Stock, $0.0001 per share, 10,000,000 shares authorized and no shares outstanding at December 31, 2015 and March 31, 2015	—	—
Common Stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,375,466 shares issued and outstanding at December 31, 2015 and 12,530,493 shares issued and outstanding at March 31, 2015	1,438	1,253
Additional paid-in capital	324,286,711	255,861,880
Accumulated deficit	(56,710,700)	(41,657,179)
Total stockholders' equity	267,577,449	214,205,954
Total liabilities and stockholders' equity	$278,897,401	$227,828,089

pdvWireless, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	Nine months ended
	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,053,521)	$(9,132,615)
Adjustments to reconcile net loss to net cash (used) provided by operating activities
Depreciation and amortization	286,898	54,526
Non-cash compensation expense attributable to stock awards	3,587,730	4,680,802
Changes in operating assets and liabilities
Accounts receivable	(103,830)	(55,475)
Prepaid expenses and other assets	138,670	(651,176)
Accounts payable and accrued expenses	(3,032,286)	2,416,458
Accounts payable - officers	(21,205)	(100,455)
Accrued interest expense	—	(332,323)
Deferred compensation	—	(361,610)
Deferred revenue	(537,705)	7,285,457
Net cash (used) provided by operating activities	(14,735,249)	3,803,589
CASH FLOWS FROM INVESTING ACTIVITIES
Payment of deposit	—	(13,500,000)
Purchases of intangible assets	(1,347,710)	(76,798,444)
Purchases of equipment	(7,940,112)	(1,646,611)
Payments for patent costs	(11,847)	(8,709)
Net cash used by investing activities	(9,299,669)	(91,953,764)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from Rule 144A Offering	—	201,922,458
Net proceeds from follow-on offering	64,792,220	—
Proceeds from stock option exercise	45,066	—
Payment of notes payable, net	—	(1,088,851)
Proceeds from Motorola investment	—	10,000,000
Net cash provided from financing activities	64,837,286	210,833,607
Net change in cash and cash equivalents	40,802,368	122,683,432
CASH AND CASH EQUIVALENTS
Beginning of the period	119,873,668	45,679
End of the period	$160,676,036	$122,729,111